EXHIBIT 99.1

DISTRIBUTION REPORT

FOR

PreferredPLUS TRUST SERIES CZN-1

DISTRIBUTION DATE

October 1, 2014

CUSIP NUMBER 740434881

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Frontier Communications Co. 7.05% Debentures due 2046 (the “Underlying Securities”):

Interest:	$1,445,250.00
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$0.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,444,687.50
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates and the Underlying Securities [i]

Principal Amount:	$41,000,000
Interest Rate:	7.05%
Rating of Certificates:
Moody’s Investor Service	Ba3
Standard & Poor’s Rating Service	BB-

Rating of Underlying Securities:
Moody’s Investor Service	Ba3
Standard & Poor’s Rating Service	BB-

[1]	The rating assigned to the Underlying Securities has changed since the last distribution report for PreferredPlus Trust Series CZN-1.

(v)	the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

Initial Principal Balance:	$34,500,000
($25 Stated Amount)
Reduction:	(0)
Principal Balance 10/01/14:	$34,500,000